Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”), dated as of December 5, 2012, is entered into by MEI Pharma, Inc. (formerly known as Marshall Edwards, Inc.), a Delaware corporation (“MEIP”), Novogen Limited, a public company limited by shares and incorporated under the laws of New South Wales, Australia (“Seller Parent”), Novogen Research Pty Limited, a proprietary limited company incorporated under the laws of Australia and a wholly-owned subsidiary of Seller Parent (“Seller” and together with Seller Parent, the “Novogen Parties” and each, a “Novogen Party”) and Graham Kelly, an individual, and Andrew Heaton, an individual, for purposes of Section 4.2 and Articles VII and VIII, only.

RECITALS

WHEREAS, pursuant to the Asset Purchase Agreement, dated as of December 21, 2010 (the “Asset Purchase Agreement”), entered into by MEIP, Seller Parent and Seller, each Novogen Party agreed to the world-wide non-competition restrictions set forth in Section 5.4(d) of the Asset Purchase Agreement (the “Non-Compete Provisions”);

WHEREAS, Seller Parent and Triaxial Pharmaceuticals Pty Ltd, a proprietary limited company incorporated under the laws of Australia (“Triaxial”), entered into a term sheet, dated November 12, 2012, in relation to the acquisition of Triaxial by Seller Parent (the “Acquisition”);

WHEREAS, Triaxial is engaged in, among other things, the development of certain products which, if engaged in by the Novogen Parties, may be a violation of the Non-Compete Provisions;

WHEREAS, in anticipation of the Acquisition, the Novogen Parties desire to obtain a limited waiver of the Non-Compete Provisions such that the Non-Compete Provisions will not apply to the Exploitation by any Novogen Party (or by any of their respective Affiliates) of Triaxial Intellectual Property (as defined below) that does not infringe or otherwise violate the Intellectual Property rights of MEIP; and

WHEREAS, subject to the terms and conditions of this Agreement, MEIP is willing to grant a limited waiver of the Non-Compete Provisions.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the conditions and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1. Definitions.

Capitalized terms that are used but not defined herein have the meanings given to them in the Asset Purchase Agreement. As used herein, the following terms have the following meanings:

“Acquisition” has the meaning set forth in the recitals hereof.

“Agreement” has the meaning set forth in the preamble hereof.

“Asset Purchase Agreement” has the meaning set forth in the recitals hereof.

“Cancellation Warrants” has the meaning set forth in Section 2.1.

“Excluded Persons” means (i) Graham Kelly, an individual, (ii) Andrew Heaton, an individual, (iii) any immediate family member of Graham Kelly or Andrew Heaton, (iv) any Affiliate or employee of Graham Kelly or Andrew Heaton, and (v) any Person that is a shareholder of Triaxial.

“MEIP” has the meaning set forth in the preamble hereof.

“MEIP Shares” means shares of MEIP common Stock, par value $0.00000002.

“MEIP Warrants” means warrants issued to Seller Parent on May 14, 2012 purchase MEIP Shares.

“Non-Compete Provisions” has the meaning set forth in the recitals hereof.

“Seller” has the meaning set forth in the preamble hereof.

“Seller Parent” has the meaning set forth in the preamble hereof.

“Novogen Parties” has the meaning set forth in the preamble hereof.

“Novogen Persons” means certain directors and officers of Novogen.

“Proprietary Information” means all MEIP Intellectual Property and information that relates to the Purchased Assets or the Exploitation of the Technology, and all notes, analyses, compilations, studies, summaries and other material to the extent containing or based, in whole or in part, upon any information that relates to the Purchased Assets or the Exploitation of the Technology.

“Remaining MEIP Warrants” means all MEIP Warrants that are held by Seller Parent or any Affiliate thereof or otherwise beneficially owned by Seller Parent other than the Cancellation Warrants.

“Triaxial” has the meaning set forth in the recitals hereof.

“Triaxial Intellectual Property” has the meaning set forth in Section 3.1.

“Warrant Agent” has the meaning set forth in Section 2.1(a).

Section 1.2. Descriptive Headings; Certain Definitions.

(a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(b) Except as otherwise expressly provided in this Agreement or as the context otherwise requires, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (iii) a reference to any Contract includes supplements and amendments; (iv) a reference to an Applicable Law includes any amendment or modification to such Applicable Law; (v) a reference to a Person includes its successors, heirs and permitted assigns; (vi) a reference to one gender shall include any other gender; (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the referenced Article, Section, Exhibit or Schedule of this Agreement; and (viii) “herein,” “hereunder,” “hereof,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision.

(c) The parties hereto agree that they have been represented by their own respective counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

DISPOSITION OF THE MEIP WARRANTS

Section 2.1. Cancellation of MEIP Warrants. In consideration of the limited waiver granted pursuant to Section 3.1, the Novogen Parties hereby agree that simultaneously herewith the MEIP Warrants held by Seller Parent or any Affiliate thereof or otherwise beneficially owned by Seller Parent and representing the right to purchase one million (1,000,000) MEIP Shares (the “Cancellation Warrants”), are cancelled. Subject to Section 2.2, (a) the Novogen Parties simultaneously herewith shall deliver to MEIP for further deliver to the warrant agent for the MEIP Warrants (the “Warrant Agent”) a stock power with signature medallion guarantee in the form attached hereto as Exhibit A and (b) MEIP shall deliver to the Warrant Agent an irrevocable letter of instruction directing the Warrant Agent to immediately cancel the Cancellation Warrants in the form attached hereto as Exhibit B.

Section 2.2. Distribution or Sale of the Remaining MEIP Warrants. Prior to the closing of the Acquisition, the Novogen Parties shall (a) transfer, or cause to be transfered, to the Novogen Persons who are not Excluded Persons all Remaining MEIP Warrants (including all right, title and interest in and to the Remaining MEIP Warrants) or (b) cause the sale of the Remaining MEIP Warrants to third parties who are not Excluded Persons, with such distribution or sale to be (i) accomplished via transactions that are exempt from the registration requirements of the Securities Act and (ii) completed in a manner that complies with Applicable Law and the terms of the MEIP Warrants.

ARTICLE III

LIMITED WAIVER OF THE NON-COMPETE PROVISIONS

Section 3.1. Limited Waiver. MEIP hereby grants a limited waiver of the Non-Compete Provisions such that the restrictions set forth in Section 5.4(d) of the Asset Purchase Agreement shall not apply in respect of any Triaxial Intellectual Property (or any Exploitation or licensing thereof) that does not infringe on or otherwise violate any of the Intellectual Property or Intellectual Property rights of MEIP, whether arising by Contract or under any Applicable Law. For purposes of this Agreement, “Triaxial Intellectual Property” means Intellectual Property owned or licensed by Triaxial that is acquired, directly or indirectly, by Seller Parent in connection with the Acquisition provided that the same was developed independently and without the use of any Proprietary Information.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1. Proprietary Information.

(a) The Novogen Parties shall, following the execution hereof, (i) promptly upon discovery of any Proprietary Information in its possession or in the possession of its Affiliates (including Triaxial after the closing of the Acquisition) directors or employees notify MEIP of the same and, at MEIP’s option, deliver to MEIP or destroy all such Proprietary Information and (ii) ensure that none of the Excluded Persons or Triaxial receives or gains access to such Proprietary Information.

(b) The Novogen Parties shall not use, and shall take all reasonable action and precaution to ensure that none their respective Affiliates (including Triaxial after the closing of the Acquisition), directors or employees use, any Proprietary Information.

Section 4.2. Patent Filings/Cooperation. The Novogen Parties, Graham Kelly and Andrew Heaton hereby covenant and agree, as a condition precedent to effectiveness of the limited waiver granted pursuant to Section 3.1, and as a condition to the continued effectiveness of the limited waiver granted pursuant to Section 3.1, that they shall cooperate fully with MEIP in order to enable MEIP to perfect its ownership rights, title and interest in Seller Intellectual Property rights, including assisting MEIP to obtain patent protection and by executing any documentation necessary to perfect such ownership rights, title and interest, including, but not limited to assignment and intellectual property application documents. The Novogen Parties, Graham Kelly and Andrew Heaton acknowledge that the Seller Intellectual Property Rights include International Application No.: PCT/US2011/058815, and any and all Patents claiming priority from International Application No.: PCT/US2011/058815. In furtherance of the foregoing, Andrew Heaton shall execute and deliver simultaneously herewith the assignment attached hereto as Exhibit C.

Section 4.3. Expenses. Except as expressly set forth herein, each Novogen Party and MEIP shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Section 4.4. Other Deliveries. Each party shall deliver to the other (and execute, if applicable) such other documentation relating to transactions contemplated by this Agreement as the other party or its counsel may reasonably request.

Section 4.5. Further Assurances. Before and after the closing, each party shall cooperate and take such action or cause to be taken such action as may be reasonably requested by another party hereto in order to carry out the provisions and purposes of this Agreement and transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF NOVOGEN PARTIES

Each Novogen Party represents and warrants to MEIP that each statement contained in this Article V is true and correct as of the date hereof:

Section 5.1. Organization. Such Novogen Party is a corporate entity duly organized, validly existing under the laws of its jurisdiction of formation.

Section 5.2. Authority; Binding Agreements. Such Novogen Party has all requisite power and authority to enter into this Agreement and any other agreements or instruments contemplated hereby, and to perform its obligations hereunder. This Agreement has been, or upon execution and delivery thereof will be, duly executed and delivered by such Novogen Party. Upon execution and delivery by such Novogen Party, this Agreement will constitute a valid and binding obligation of such Novogen Party, enforceable in accordance with its terms.

Section 5.3. Conflicts; Consents. The execution and delivery of this Agreement and any other agreements or instruments contemplated hereby, the consummation of the transactions contemplated hereby, and compliance with any of the terms hereof by such Novogen Party do not and will not (i) conflict with or result in a breach of the constitutive or organizational documents of such Novogen Party or (ii) violate any Applicable Law relating to such Novogen Party.

Section 5.4. Title. Each Novogen Party and Affiliate thereof, if applicable, holding MEIP Warrants to be disposed of as set forth in Article II has as of the date hereof, and will have immediately prior to the disposition, good, valid, legal and beneficial title to all such MEIP Warrants, free and clear of any liens, charges, claims, pledges, security interests and other rights or encumbrances whatsoever, whether arising by agreement, operation of law or otherwise, and there are no restrictions on any such Person’s right to dispose of the MEIP Warrants held by such Person pursuant to Article II, other than those imposed by applicable securities laws.

Section 5.5. Disclosure. No representation or warranty of such Novogen Party contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein not misleading.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF MEIP

MEIP represents and warrants to each Novogen Party that each statement contained in this Article VI is true and correct as of the date hereof:

Section 6.1. Organization. MEIP is a corporation, validly existing and in good standing under the laws of the State of Delaware.

Section 6.2. Authority; Binding Agreements. MEIP has all requisite power and authority to enter into this Agreement and any other agreements or instruments contemplated hereby, and to perform its obligations hereunder. This Agreement has been, or upon execution and delivery thereof will be, duly executed and delivered by MEIP. Upon execution and delivery by MEIP, this Agreement will constitute a valid and binding obligation of MEIP, enforceable in accordance with its terms.

Section 6.3. Conflicts; Consents. The execution and delivery of this Agreement and any other agreements or instruments contemplated hereby, the consummation of the transactions contemplated hereby, and compliance with any of the terms hereof by MEIP do not and will not (i) conflict with or result in a breach of the constitutive or organizational documents of MEIP or (ii) violate any Applicable Law relating to MEIP.

ARTICLE VII

INDEMNIFICATION

Section 7.1. Survival; Expiration. The representations and warranties contained in this Agreement shall survive the closing of the transactions contemplated hereby. The covenants, agreements and obligations of the parties shall survive until fully performed and discharged

Section 7.2. Indemnification. Each party shall indemnify and hold harmless the other parties and its Affiliates, the directors, officers, managers, employees and Representatives, from and against any and all Losses incurred or suffered, directly or indirectly, by any such Person arising from, by reason of or in connection with (a) any breach or inaccuracy of any representation or warranty of such party set forth in this agreement and (b) any failure by such party to duly perform or fulfill any covenants or agreements required to be performed by party under this Agreement or under any other document or instrument delivered by such party pursuant hereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Governing Law; Jurisdiction; Venue; Service Of Process.

(a) Governing Law. Construction and interpretation of this Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Applicable Law of another jurisdiction.

(b) Jurisdiction; Venue; Service Of Process. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any Action (other than appeals therefrom) arising out of or relating to this Agreement or otherwise in connection with the transactions contemplated hereby, and agree not to commence any Action, (other than appeals therefrom) related thereto except in such courts. The parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any Action (other than appeals therefrom) arising out of or relating to this Agreement or otherwise in connection with the transactions contemplated hereby in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth below shall be effective service of process for any Action brought against it under this Agreement in any such court.

Section 8.2. Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in written form, and shall be deemed delivered (a) on the date of delivery when delivered by hand on a Business Day, (b) on the Business Day designated for delivery if sent by reputable overnight courier maintaining records of receipt and (c) on the date of transmission when sent by facsimile, electronic mail or other electronic transmission during normal business hours on a Business Day, with confirmation of transmission by the transmitting equipment; provided, however, that any such communication delivered by facsimile or other electronic transmission shall only be effective if within two Business Days of such transmission such communication is also delivered by hand or deposited with a reputable overnight courier maintaining records of receipt for delivery on the Business Day immediately succeeding such day of deposit. All such communications shall be addressed to the parties at the address set forth as follows, or at such other address as a party may designate upon 10 days’ prior written notice to the other party.

If to MEIP, to:

MEI Pharma, Inc.

11975 El Camino Real, Suite 101

San Diego, CA 92130

Facsimile: 858-792-5406

Attention: Daniel Gold, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Facsimile: (212) 309-6001

Attention: Steven A. Navarro

If to any of the Novogen Parties, to:

Novogen Limited

1-7 Waterloo Road, Level 1

North Ryde, NSW 2113 Australia

Facsimile: 612 9878 0055

Attention: The Chairman

If to Graham Kelly, to:

66 Boundary Rd

Wahroonga

NSW 2076 Australia

Facsimile:

If to Andrew Heaton, to:

3/24 Benjamin St

Trevallyn

Tasmania 7250 Australia

Facsimile:

Section 8.3. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly set forth herein, this Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

Section 8.4. Amendments and Waivers. No modification, amendment or waiver of any provision of this Agreement, nor any consent to or approval of any departure herefrom, shall be effective unless it is in writing and signed by the party against whom enforcement of any such modification, amendment, waiver, consent or approval is sought. Such modification, amendment, waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. Neither the failure of any party to enforce, nor the delay of any party in enforcing, any condition or part of this Agreement at any time shall be construed as a waiver of that condition or part or forfeit any rights to future enforcement thereof.

Section 8.5. WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.6. Assignment. This Agreement and the Asset Purchase Agreement and the rights and obligations hereunder and thereunder shall not be assignable (i) by any of the Novogen Parties without the prior written consent of MEIP or (ii) by MEIP without the prior written consent of Seller Parent. Any attempted assignment in violation of this Section 8.6 shall be null and void.

Section 8.7. Entire Agreement. This Agreement and the Asset Purchase Agreement, together with the Exhibits attached hereto and thereto and all other agreements executed in connection herewith and therewith, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements or understandings among the parties with respect to the subject matter hereof. Except as modified by the term of this Agreement, the Asset Purchase Agreement shall remain in full force and effect without further modification.

Section 8.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MEI PHARMA, Inc.

By:	/s/ Daniel P. Gold
Name:	Daniel P. Gold
Title:	President & Chief Executive Officer

NOVOGEN LIMITED

By:	/s/ William D. Rueckert
Name:	William D. Rueckert
Title:	Director

By:	/s/ Josiah T. Austin
Name:	Josiah T. Austin
Title:	Director

NOVOGEN RESEARCH PTY LIMITED

By:	/s/ William D. Rueckert
Name:	William D. Rueckert
Title:	Director

By:	/s/ Josiah T. Austin
Name:	Josiah T. Austin
Title:	Director

FOR PURPOSES OF SECTION 4.2 AND ARTICLES VII AND VIII ONLY

/s/ Graham Kelly
Graham Kelly

/s/ Andrew Heaton
Andrew Heaton